UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

ITEM 7.01. Regulation FD Disclosure	3

SIGNATURE	10

ITEM 7.01.	Regulation FD Disclosure.

On January 22, 2007, The Cooper Companies, Inc. (the “Company”) announced a proposed private offering of $350 million aggregate principal amount of senior notes due 2015. The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. The Company is making available to prospective investors certain information that was prepared in connection with the proposed offering, including the following:

Unless the context otherwise indicates, the words “we,” “our,” “ours” and “us” refer to The Cooper Companies, Inc. and its subsidiaries. References in this offering memorandum to “fiscal 2006” in connection with our business mean our fiscal year ended October 31, 2006.

Our Company

We are a leading developer, manufacturer and marketer of vision care and women’s healthcare products. Our vision care products include a broad range of contact lenses for the worldwide vision correction market. We are a leader in a number of the contact lens markets in which we compete, including specialty contact lenses and disposable spherical lenses. We also believe we have a leading position among companies providing medical device products to the U.S. in-office obstetrics and gynecology market. For fiscal 2006, we generated revenue of $859.0 million and Adjusted EBITDA (as defined in “Summary Consolidated Financial Data” below) of $234.5 million.

We currently develop, manufacture and market our products through the following two operating divisions:

•	CooperVision, Inc. (CVI). Our CVI division develops products for the global contact lens market. CVI’s core product lines include specialty lenses (toric, cosmetic and multifocal lenses), phosphorcylcholine PC Technology™ brand spherical lenses, silicone hydrogel spherical lenses and single-use lenses. We have the third-largest share of the soft contact lens market globally, and we are the global leader in toric lenses. Our products are primarily manufactured at our facilities located in the United Kingdom, Puerto Rico and Norfolk, Virginia. We distribute these products out of Rochester, New York, and the United Kingdom and various smaller international distribution facilities. Our CVI division accounted for approximately 85.5% of our revenue for fiscal 2006.

•	CooperSurgical, Inc. (CSI). Our CSI division develops, manufactures and markets medical devices, diagnostic products and surgical instruments and accessories used primarily by gynecologists and obstetricians. These products currently address a variety of medical conditions, including cervical disease, infertility, incontinence, menopause and osteoporosis. Our products are primarily manufactured and distributed at our facility in Trumbull, Connecticut. Our CSI division accounted for approximately 14.5% of our revenue for fiscal 2006.

Our Market Opportunities

We estimate that the worldwide soft contact lens market was approximately $4.8 billion in 2006 and is expected to grow 9% annually to $7.0 billion in 2010. We estimate that the U.S. market in which we participate for products used by gynecologists and obstetricians was approximately $1.6 billion in 2006 and is expected to grow 14% annually through 2010. Several factors are driving growth in these markets, including, but not limited to:

•	Favorable demographics. Demographic trends are driving growth in the markets for both vision care and women’s healthcare products. In the vision care market, these trends include an increase in the reported incidence of myopia (nearsightedness) due in part to the recently described “computer vision syndrome” as well as an increase in patients adopting contact lenses at an earlier age. In addition, growth in the United States is benefiting from the “baby boomlet” of Americans aged 15-29, an age group which is expected to grow from 59 million in 2000 to 64 million in 2015 according to the U.S. Census Bureau’s projections. In the gynecological products market, a rapidly growing middle-aged population is driving growth for our products. There were approximately 32 million female Americans aged 45 to 64 in 2000, according to the U.S. Census Bureau’s projections. This age group is expected to increase to approximately 43 million by 2015. We believe that, consistent with an aging population, menopausal problems—abnormal bleeding, incontinence and osteoporosis—will increase as well. In addition, the trend toward delaying the age of childbearing to the mid-thirties and beyond will likely drive increasing treatment for infertility.

•	Improving technologies. Advances in technologies and procedures have expanded the efficacy of products in the vision care and women’s healthcare markets. In the contact lens market, wearer drop out rates are declining as new technologies improve both performance and comfort. For example, our Proclear® line of spherical, multifocal and toric lenses are manufactured with a material that incorporates a proprietary technology that helps enhance tissue-device compatibility, alleviating mild discomfort related to drying. Proclear® lenses are the only contact lenses with U.S. Food and Drug Administration (FDA) clearance for the claim “… may provide improved comfort for contact lens wearers who experience mild discomfort or symptoms relating to dryness during lens wear associated with Evaporative Tear Deficiency or from Aqueous Tear Deficiency (non-Sjogren’s only).” Evaporative Tear Deficiency and Aqueous Tear Deficiency are commonly known as “Dry Eye Syndrome.”

•	Practitioner preferences. We believe a transition in the prescribing preferences of physicians is driving growth in the vision care market. In the market for contact lenses, there is a trend toward higher-value specialty lenses and away from low-featured “commodity” lenses. There is also a trend toward prescribing single-use lenses, as well as a shift in the U.S. market toward silicone hydrogel lenses. We believe these dynamics will continue to drive growth in the vision care market.

Our Competitive Strengths

•	Diversified product portfolio. We believe we are the only contact lens manufacturer to use three different manufacturing processes to produce contact lenses. These processes yield a wider range of lens parameters than our competitors, providing greater choices for patient and practitioner and better visual acuity. In our CSI division, we have actively built a broad product portfolio over the past 16 years targeting the U.S. in-office obstetrics and gynecology market and in some instances we offer all of the items needed for a complete procedure. We believe this product breadth is a competitive advantage vis-à-vis many of our competitors that offer a limited suite of products.

•	Established market positions. We have the leading share of the global soft toric lens market, and are the third largest soft contact lens manufacturer globally. We have a global footprint, with a significant presence in the Americas, Europe and Asia/Pacific. We believe we benefit from these established positions due to the market’s significant barriers to entry, including patients’ reluctance to switch brands, the difficulty of establishing sales channel relationships, proprietary technologies and capital expenditure requirements.

•	Product innovation. We have a strong track record of developing and introducing new contact lens technologies and products. In calendar 2006, we introduced seven new products at CVI, including a single use spherical lens in strip-blister packaging and a limited launch of our Biofinity™ silicone hydrogel monthly spherical lens. We continue to develop products with differentiated technologies to meet our customers' needs. We believe that we have one of the strongest product pipelines in the industry and expect to introduce five new products in calendar 2007 and 2008, including a silicone hydrogel toric lens and single use spherical lens with Proclear® technology. We believe these new product introductions will strengthen our product portfolio and leading market share in target market segments.

•	Strong, global footprint. We have a global manufacturing and distribution network which serves all major worldwide contact lens markets. Since our inception in 1980, we have developed strong relationships with prescribing physicians by consistently delivering products with innovative technology and of highest quality, and superior customer service. We differentiate ourselves by offering a broad specialty lens product line and focusing on prescribing physicians. This has enabled us to develop a brand name which is highly regarded by prescribing physicians and consumers. Our global manufacturing and distribution infrastructure supports our innovative product line and strong physician relationships by allowing us to deliver products on a timely basis to consumers worldwide.

•	Experienced management team. Members of our management team are widely considered leaders in the industry. With extensive industry experience averaging over 20 years, our management team pioneered the specialty lens market and has successfully diversified our business through the growth of our two divisions. The team has a history of innovation and operational excellence in the marketplace.

Our Strategy

The key elements of our business strategy include:

CooperVision

•	Generate significant cash flow. Our diversified product portfolio, established market positions, history of product innovation and global footprint have enabled us to generate strong and stable operating cash flows over the past several years. We have demonstrated the scalability of our business by generating significant cash flow while also continuing to grow our revenue. We expect our cash flow generation to continue as we focus on value-added, premium products and expanding our margins through operational efficiencies.

•	Improve market position. We have gained our leading market positions in part by offering a diverse suite of products to our customers. We intend to continue to broaden our product portfolio by developing new and differentiated products through our internal research and development platforms. By launching innovative products and offering a high level of customer service, we intend to improve our market position in all of our geographic segments. In calendar 2006, we launched seven new products in our CVI division that address markets worldwide, and plan to continue to introduce new products annually.

•	Focus on premium specialty lenses. We believe an ongoing shift in the market toward specialty lenses will continue and we are focused on leveraging our existing market presence and product portfolio to increase our revenue in these segments. Our acquisition of Ocular Sciences, Inc. (Ocular) in 2005 capitalized on these market trends by providing us with patented silicone hydrogel and single-use lens technologies. Specialty lenses (toric, multifocal and cosmetic lenses) accounted for over 40% of our CVI revenue in fiscal 2006.

•	Innovate and introduce new products. We believe our ability to develop new technology and to advance existing technology to create new products for the vision care market will enable us to increase our revenue and profitability. For example, we believe that our contact lenses provide superior comfort through our use of the lens edge technology provided under the patents covered by our Edge Patent License. In addition, we are actively developing the manufacturing capability to produce silicone hydrogel lens products. We are actively investing in our research and development capabilities, which will enable us to maintain our technology leadership.

•	Improve operating efficiencies. We have an ongoing focus on cost controls, realizing cost efficiencies and maintaining flexible capacity in our manufacturing operations. We also continually seek to drive improvements in equipment utilization, process yields and labor productivity in our manufacturing plants and to maintain our position as a low cost provider. We are converting our plants to a higher-volume manufacturing platform obtained in our 2005 acquisition of Ocular, which will increase the scalability of our operations. We believe that we have made significant progress in the integration of our acquisition of Ocular and achieved synergies through both cross-selling and cost eliminations. We believe this focus on maintaining a lean organization provides us with the ability to quickly take advantage of emerging market opportunities and offer new and timely products to our customers.

CooperSurgical

•	Maintain a leading position in the in-office segment. The in-office segment of the women’s healthcare industry remains a fragmented market, and as such we plan to continue to expand our leading position in this segment of the market. For example, we believe we have an opportunity to expand our share of the fertility market by augmenting our existing Assisted Reproduction Product offerings. We will continue to build our CSI business by identifying and acquiring selected smaller companies and product lines that will improve our existing market position or serve new clinical areas.

•	Expand our hospital procedure offerings. By expanding into the U.S. hospital market, we are utilizing a new distribution channel to target a large and growing market that has a need for complex surgical products for obstetric and gynecological procedures. We believe our relationship with gynecologic surgeons and focus on devices specific to gynecology surgery will facilitate our successful expansion within the hospital market. For example, in November 2006 we acquired Lone Star Medical Products, Inc. (Lone Star), which advanced our expansion into the hospital segment of women’s healthcare and complemented two other acquisitions we made in 2005 which also address the surgical market.

Use of Proceeds

We intend to use the net proceeds from the issuance of the notes, together with borrowings of $267.3 million under our new $650.0 million credit facility we will enter into at the time of the closing of this offering, which we refer to as our new credit facility, to repay the $250.0 million term loan under our existing credit facility and the $355.3 million in outstanding borrowings as of October 31, 2006 under the revolving portion of our existing credit facility. We refer to these transactions collectively as the “Transactions.”

The following table summarizes the estimated sources and uses of funds for the Transactions as if they had been consummated on October 31, 2006 (dollars in millions):

Sources		Uses
New Revolving Credit Facility(1)	$267.3	Repayment of Existing Credit Facility	$605.3
Notes offered hereby	350.0	Estimated Transaction Fees and Expenses	12.0

Total Sources	$617.3	Total Uses	$617.3

(1)	Commitments of $650.0 million.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table summarizes our selected consolidated historical and pro forma financial data and operating data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. The summary consolidated financial data as of October 31, 2006 and 2005 and for the fiscal years ended October 31, 2006, 2005 and 2004 have been derived from our audited consolidated financial statements included elsewhere in this offering memorandum. The summary consolidated financial data as of October 31, 2004 has been derived from our audited consolidated financial statements which are not included in this offering memorandum.

	Year Ended October 31,
	2006	2005	2004
	(in thousands, except ratios)
Statement of Income Data:
Net sales	$858,960	$806,617	$490,176
Cost of sales	332,983	309,785	174,346

Gross Profit	525,977	496,832	315,830
Selling, general and administrative expense	357,842	297,953	190,534
Amortization of intangibles	14,303	11,704	2,052
Other expenses and costs	40,932	51,341	6,493

Operating income	112,900	135,834	116,751
Interest expense	33,246	28,123	6,004
Provision for income taxes	7,103	16,735	19,664
Other expense (income), net	6,317	(746)	(1,742)

Net income	$66,234	$91,722	$92,825

Statement of Cash Flows Data:
Cash provided by operating activities	$162,716	$183,843	$101,198
Cash used by investing activities	(222,817)	(742,320)	(100,637)
Cash provided by (used for) financing activities	37,318	551,789	(8,673)

Balance Sheet Data (End of Period):
Cash and cash equivalents	$8,224	$30,826	$39,368
Property, plant and equipment, net	496,357	379,785	151,065
Total assets	2,352,601	2,179,830	811,561
Working capital(1)	180,321	186,092	192,909
Long-term debt	681,286	632,652	144,865
Stockholders’ equity	1,378,509	1,273,225	544,161

Other Financial Data:
Capital expenditures	$154,864	$117,093	$40,505
EBITDA(2)	168,230	185,218	134,144
Adjusted EBITDA(2)	234,536	237,665

Selected Adjusted Credit Statistics(3):
Total debt	$754,652
Ratio of total debt to Adjusted EBITDA	3.22x
Cash interest expense	$41,517
Ratio of Adjusted EBITDA to cash interest expense	5.65x

(1)	Working capital consists of current assets minus current liabilities.
(2)	EBITDA is a non-GAAP financial measure and is defined as net income before income tax expense, interest expense, depreciation and amortization. Our management views EBITDA as the primary measure to review and assess the operating performance of our business. We believe it is useful to investors to provide disclosure of our operating results on the same basis as that used by management. Management and investors also review EBITDA to evaluate our overall performance and to compare our current operating results with corresponding periods and with other companies in our industry. You should not consider EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with GAAP. Because EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA adjusted to exclude noncash items, unusual items and other adjustments permitted in calculating covenant compliance under the indenture governing the notes offered hereby and under our new credit facility. We use these non-GAAP measures to compare actual operating results to our business plans, assess expectations for after the expected completion of the Ocular integration, allocate resources and evaluate potential acquisitions. These items are also excluded in measuring our performance under our credit agreement covenants. We believe that presenting the results of operations in such a manner enables investors, as well as our management, to evaluate operations period-to-period on a comparable basis. In addition, we believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about how the covenants in those agreements will operate and about certain noncash items, unusual items that we do not expect to continue at the same level in the future and other items. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act and periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the SEC may require that Adjusted EBITDA be presented differently in filings made with the SEC than as presented in this offering memorandum, or not be presented at all.

The following are the components of EBITDA and Adjusted EBITDA for the fiscal years ended October 31, 2006 and 2005.

	Year Ended October 31,
	2006	2005	2004
	(in thousands)
Net income	$66,234	$91,722	$92,825
Provision for income taxes	7,103	16,735	19,664
Interest expense	33,246	28,123	6,004
Depreciation and amortization expense	61,647	48,638	15,651

EBITDA	$168,230	$185,218	$134,144
Share-based compensation expense (a)	13,638	—
Restructuring and integration costs (b)	12,104	15,988
Corneal health product line phase out (c)	8,928	—
Write-off of deferred financing costs (d)	4,085	1,597
Acquired inventory step-up costs (e)	—	16,807
Acquired in-process R&D (f)	7,500	20,000
Start-up and integration costs — production and distribution (g)	16,789	—
Litigation costs (h)	3,262	—
Gain on derivative instruments (i)	—	(1,945)

Adjusted EBITDA	$234,536	$237,665

(a)	Represents non-cash share-based compensation expense in fiscal 2006.

(b)	Represents restructuring and integration expenses related primarily to the integration of Ocular into CVI, which are charged to cost of sales and operating expense. Consists of costs to eliminate duplicate facilities, streamline manufacturing and distribution practices and integrate sales, marketing and administrative functions.

(c)	Represents losses and costs associated with phasing out corneal health products and the non-cash write-off of associated unrealizable net assets.

(d)	Represents the non-cash write-off of deferred financing costs related to the amendment and restatement of our credit facility in fiscal 2005 and fiscal 2006.

(e)	Represents non-cash charges related to the write-up of inventory acquired in the Ocular acquisition to reflect manufacturing profit acquired.

(f)	Represents non-cash charges related to the write-off of acquired in-process research and development we incurred in connection with the Ocular acquisition in fiscal 2005 and the Neosurg Technologies, Inc. (NeoSurg) acquisition in fiscal 2006.

(g)	Represents manufacturing and distribution start-up costs related primarily to the integration of Ocular and CVI. They consist of costs to:

•	Restructure manufacturing locations (products are manufactured in multiple facilities until a final location is operational).

•	Eliminate duplicate distribution locations (products are stored and shipped from several locations while central warehouses are completed).

•	Develop new manufacturing technologies, specifically silicone hydrogel manufacturing.

(h)	Represents intellectual property and securities litigation expenses in fiscal 2006 that have not historically been part of our normal operations.

(i)	Represents gains related to the unwinding of swap contracts in fiscal 2005.

(3)	Adjusted to give effect to the Transactions as if they had occurred on October 31, 2006 for the Balance Sheet Data and the ratios derived therefrom and on November 1, 2005 for the Statement of Income Data and the ratios derived therefrom.

	Years Ended October 31,
	2006	2005	2004	2003	2002
Other Financial Data:
Ratio of earnings to fixed charges(1)	2.5x	3.9x	12.7x	9.5x	7.4x

(1)	The ratio of earnings to fixed charges are for us and our consolidated subsidiaries for the periods indicated. These ratios have been calculated by dividing (i) income before income taxes plus fixed charges (adjusted for capitalized interest) by (ii) fixed charges. For purposes of this ratio, fixed charges consist of interest incurred (expensed or capitalized) and the portion of rent expense (approximately one-third) which is deemed representative of interest.

Contractual Obligations and Commercial Commitments

As of October 31, 2006, after giving pro forma effect to the offering of the notes and entering into our new credit facility, we had the following contractual obligations and commercial commitments:

Payments Due by Period	2007	2008 & 2009	2010 & 2011	2012 & Beyond
	(in millions)
Contractual obligations:
Principal payments on long-term debt	$0.4	$0.3	$0.2	$730.3
Interest payments on long-term debt	45.1	90.2	90.1	80.9
Operating leases	23.1	34.6	27.2	45.7

Total contractual obligations	68.6	125.1	117.5	856.9
Commercial commitments:
Stand-by letters of credit	0.3	—	—	—

Total	$68.9	$125.1	$117.5	$856.9

We do not expect our other commercial commitments to change substantially as a result of the offering of the notes and entering into our new credit facility.

As of December 31, 2006, we had $409.2 million of outstanding borrowings under the revolving portion of our existing credit facility.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about our proposed offering, our contractual obligations, our capital commitments, selected adjusted credit statistics, Adjusted EBITDA, the integration of the Ocular Sciences, Inc. business, our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions, planned product launches and results of operations are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that acquired businesses will not be integrated successfully into CooperVision, Inc. (CVI) and CooperSurgical, Inc. (CSI), including the risk that we may not continue to realize anticipated benefits from our cost-cutting measures and inherent in accounting assumptions made in the acquisitions; the risks that CVI’s new products will be delayed or not occur at all, or that sales will be limited following introduction due to manufacturing constraints or poor market acceptance; risks related to implementation of information technology systems covering our businesses and any delays in such implementation or other events which could result in management having to report a material weakness in the effectiveness of our internal control over financial reporting; risks with respect to the ultimate validity and enforceability of our patent applications and patents and the possible infringement of the intellectual property of others; and the impact of the NeoSurg Technologies, Inc., Inlet Medical, Inc., Select Medical Systems, Inc. and Lone Star Medical Products, Inc. acquisitions on CSI’s and our revenue, earnings and margins.

Events, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing or distribution facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, variations in stock option expenses caused by stock price movement or other assumptions inherent in accounting for stock options, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with corporate governance requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, the adverse effects of natural disasters on patients, practitioners and product distribution, cost of business divestitures, changes in expected utilization of recognized net operating loss carry forwards, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as such Risk Factors may be updated in quarterly filings. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Steven M. Neil
Steven M. Neil Vice President and Chief Financial Officer

Dated: January 22, 2007